Exhibit 99.1

FOR IMMEDIATE RELEASE

COMARCO LICENSES PATENTED POWER TECHNOLOGY

TO Targus International LLC

Laguna Niguel, CA, March 30, 2016 – Comarco, Inc. (OTC: CMRO) today announced that it has reached an agreement with Targus International LLC (“Targus”) and FT 1, Inc. (formally Targus Group International, Inc.), settling a dispute that was scheduled for arbitration next month. Under the terms of the agreement, Comarco has granted Targus a license to use the company’s patented technology relating to power adapters for charging and powering portable electronic devices in exchange for a cash payment and future royalties in certain circumstances.

“We are pleased to have reached this agreement with Targus which further validates our patents and proprietary technology,” said Tom Lanni, Comarco’s President and Chief Executive Officer. “This is our third successful completion of litigation in the last two years related to our efforts to enforce the company’s patents and proprietary technology,” Mr. Lanni continued. Comarco successfully concluded two separate litigations involving its patents or proprietary technology in 2014. "We continue to press our patent infringement claims against Apple and Best Buy, and will continue our efforts to secure license agreements that respect and validate the significant patent portfolio that Comarco built by investing years of time and money on research and development. In the meantime, we continue to invest in building our intellectual property and expanding our patent portfolio."

 Forward-Looking Statement Disclaimer

This press release contains statements relating to our future plans and strategies that are based on our current beliefs and assumptions. These statements constitute “forward-looking statements” within the meaning of federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “may,” “should,” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this release. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this release reflect the good faith judgment of our management, such statements are only based on facts and factors known by us as of the date of this release. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, and in our other filings with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, whether as a result of new information, future events or otherwise, except as required by law.

About Comarco

Based in Laguna Niguel, Calif., Comarco develops technologies and products for the charging of portable battery powered devices. Our products are aimed at the mobile user and charge a multitude of devices ranging from laptop computers, tablets, mobile phones, smart phones as well as many other devices. Our extensive portfolio of 49 U.S. patents and a number of foreign patents is the result of years of research and development programs to provide charging solutions for portable electronic devices to original equipment manufacturers and retail outlets. Comarco continues to expand its patent portfolio, and has commenced efforts to enhance shareholder value through the monetization of this significant corporate asset. The Company's Web site can be found at www.comarco.com